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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated April 2, 2001 and to all references to our Firm included in this registration statement.



                                                    /s/ Arthur Andersen LLP


Vienna, VA
August 30, 2001